Exhibit 10.1

UCN, INC.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Notice is hereby given to you as the recipient that the following restricted stock unit award has been granted (the “Unit Award”) for units denominated in shares of the Common Stock (the “Units”) of UCN, Inc. (the “Company”):

Recipient:	_________________________
_________________________
_________________________

Grant Date:	__________________, 20____

Number of Units:	_____________ Shares

Vesting Schedule: The Units shall vest in 12 equal monthly installments of                      Units commencing                     , 20        , subject to your continuous Service on each vesting date during that period in the position of Director of the Company. If your Service as a director of the Company terminates for any reason prior to                     , 20        , other than a Corporate Event as defined below, Units that have not vested shall not vest from and after the date of such termination of Service. All unvested Units shall fully vest on the day preceding the date of the occurrence of any one of the following events (each a “Corporate Event”):

(1) Any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), (other than the Company, a majority-owned subsidiary of the Company, an affiliate of the Company within the meaning of the Exchange Act, or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing more than 50% of the combined voting power of the then outstanding securities of the Company or such successor;

(2) At any time that the Company has shares registered under the Exchange Act more than 50% of the directors of the Company constitute persons who were not at the time of their first election to the board of directors of the Company, candidates proposed by a majority of such board of directors in office prior to the time of such first election; or

(3)(A) the dissolution of the Company or liquidation of more than 50% in value of the Company or a sale of assets involving more than 50% in value of the assets of the Company, (B) any merger or reorganization of the Company whether or not another entity is the survivor, pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (C) a transaction or related set of transactions (including without limitation a merger or tender offer together with a related purchase of shares by the tender offeror in the market) pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction.

Issuance of Shares in Respect of Units: With respect to each vested Unit, the Company shall issue and cause to be delivered to you (or to the court-appointed personal representative or executor of your estate) one share of Common Stock (subject to adjustment as provided in the Plan) effective as of the date of your separation from service with the Company or your disability (as determined in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder) or your death. With respect to each vested Unit, the Company shall cause to be issued and delivered to you as of the date of occurrence of a Corporate Event the same property and other consideration that you would have received had you been the holder of record of the share of Common Stock represented by the vested Unit on that date, which will be issued and delivered on the same terms as such property and other consideration is paid to the shareholders of the Company; provided, however, that if the Company is the survivor of the Corporate Event, the Company shall issue and cause to be delivered to you one share of Common Stock (subject to adjustment as provided in the Plan) effective as of the date of the Corporate Event.

Additional Terms: Recipient understands and agrees that the Award is granted subject to and in accordance with the express terms and conditions of the Company’s 2008 Equity Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Restricted Stock Unit Award Agreement attached hereto as Exhibit A and incorporated herein. The Company shall provide to you a copy of the Plan upon written request to the Company.

Dated:                     , 20

UCN, Inc.	Recipient

By:	Signature:

Title:	Name:

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